Oregon Pacific Bancorp Announces Deregistration

FLORENCE, OR -- 03/19/2008 -- Oregon Pacific Bancorp (OTCBB: OPBP) (the "Company") announced that its shareholders have approved amendments to its Articles of Incorporation effecting a reverse stock split of 1 for 500, whereby shareholders owning less than 500 shares of Company common stock will receive cash at the pre-split rate of $13.00 per share. Shares will then forward split at 500 for 1. The shareholders owning more than 500 shares will be unaffected by the transaction. The amendments were approved at a Special Meeting of Shareholders held on March 13, 2008.

Oregon Pacific Bancorp filed its amended Articles on March 17, 2008, as a result of which its number of common shareholders of record was reduced to below 300. The Company thereafter filed a Form 15 with the Securities and Exchange Commission ("SEC"). This has the effect of deregistering the Company's common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminating its obligations to file reports with the SEC. The Company will no longer file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.

For more information about the above transaction, contact Joanne Forsberg, Corporate Secretary, at (541) 997-7121.

About Oregon Pacific Bancorp

Oregon Pacific Bancorp is an Oregon bank holding company with its principal office in Florence. Its wholly owned subsidiary, Oregon Pacific Bank, operates as a commercial bank in three locations in the Oregon counties of Lane, Douglas, and Coos. Its four branches are located in the communities of Florence, Roseburg, and Coos Bay.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve include information about possible or assumed future results of our operations. When we use any of the words "believes," "expects," "anticipates," "hopeful," "confident" or similar expressions, we are making forward-looking statements. Many possible events or factors can create risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Company cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.

Contact:
Joanne Forsberg
Corporate Secretary
541.997.7121
joanne@opbc.com